UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-52092 (Commission File Number)	56-2012361 (IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China (Address of principal executive offices)	150090 (Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On September 20, 2010, the Company’s board of directors determined to terminate the Share Transfer Agreement with Mr. Yuli Guo and World Exchange Inc.  (“WEI”) dated  April 27, 2008.  The Company had entered into the Share Transfer Agreement to purchase from Mr. Guo seventy (70) issued and outstanding ordinary shares in WEI, representing 70% of the entire issued share capital of WEI. In consideration for the said shares, the Company issued but held in trust for Mr. Guo’s benefit 400,000 shares of its common stock.

However, because Mr. Guo has, to date, not completed all the transfer and legal procedures within the time period required prescribed in the agreement due to delays in transferring legal title.  The 400,000 shares of the Company’s common stock issued to Mr. Guo will be returned to the Company for cancellation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: September 20, 2010	By:	/s/ Zibing Pan
	Name:	Zibing Pan
	Title:	Chief Financial Officer